UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 29, 2022, Brian Lee notified ZipRecruiter, Inc. (the “Company”) of his decision to resign from the Company’s Board of Directors (the “Board”), including from the Audit Committee of the Board (the “Audit Committee”), effective immediately. Mr. Lee’s resignation did not result from any disagreement with the Company or due to any matters relating to the Company’s operations, policies or practices.

On July 29, 2022, the Board increased the size of the Board from seven directors to eight directors and appointed Yvonne Hao and Emily McEvilly to fill the vacancies resulting from Mr. Lee’s resignation and the increase in size of the Board. The Board has determined that each of Ms. Hao and Ms. McEvilly is an “independent director” as defined in the New York Stock Exchange listing standards and applicable Securities and Exchange Commission rules and regulations. Effective immediately, Ms. Hao will serve as a Class I director to hold office for a term expiring at the Company’s 2025 annual meeting of stockholders, which is the next stockholder meeting at which Class I directors will be elected, and will also serve on the Audit Committee. Effective as of September 1, 2022, Ms. McEvilly will serve as a Class III director to hold office for a term expiring at the Company’s 2024 annual meeting of stockholders, which is the next stockholder meeting at which Class III directors will be elected, and will also serve on the Board’s Nominating and Corporate Governance Committee.

There are no family relationships, as defined in Item 401 or Regulation S-K, between either Ms. Hao or Ms. McEvilly and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or officers. There is no arrangement or understanding between either Ms. Hao or Ms. McEvilly and any other persons pursuant to which either Ms. Hao or Ms. McEvilly was selected as a director. Neither Ms. Hao nor Ms. McEvilly is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Yvonne Hao is a Co-Founder and Advisor to Cove Hill Partners, a private equity firm, which focuses on building market-leading consumer and technology companies, and prior to that, held the roles of COO and CFO of PillPack, a national retail e-commerce pharmacy. There she helped lead the successful sale and integration of PillPack with Amazon. Prior to PillPack, Ms. Hao was at Bain Capital, a private equity firm, for almost 9 years as an operating partner, and held board and interim executive roles at several portfolio companies. She also previously worked at Honeywell International, Inc., a multi-national conglomerate, where she was the VP of Global Marketing for the security business, and also the General Manager for ADI North America. She began her career at McKinsey & Company, a global management consulting firm, where she was promoted to Associate Partner. She has a B.A. in Economics and Asian Studies from Williams College, and an M.Phil in Development Economics from Cambridge University, where she was a Herschel Smith Fellow. Ms. Hao currently serves as a member of the board of directors of CarGurus, Inc., an automotive research and retail company, Flywire Corporation, a global payments software company, and Gentherm Incorporated, a thermal management technologies company. Ms. Hao was selected to serve on the Board because of public company board experience and her expertise as an executive officer in the customer service field.

Emily McEvilly currently serves as the Chief Customer Officer at OneTrust, LLC a privacy, GRC, Ethics and ESG software platform, and has served in this capacity since February 2022. Prior to that, Ms. McEvilly served in various positions at Workday, Inc., a financial and human capital management software vendor, from October 2010 to February 2022, including most recently as the Chief Customer Officer. From January 2000 to October 2010, Ms. McEvilly held various leadership positions across business development and professional services at Oracle Corporation, a multinational computer technology corporation. Ms. McEvilly holds a B.A. in International business from Clemson University. Ms. McEvilly was selected to serve on the Board because of her experience and expertise as an executive officer and in the customer service field.

Ms. Hao’s and Ms. McEvilly’s compensation will be as provided under the Company’s non-employee director compensation policy (the “Non-Employee Director Compensation Policy”). Each of Ms. Hao and Ms. McEvilly will receive a $50,000 annual retainer for her service as a director, which will be pro-rated for the remainder of the calendar year 2022. Additionally, in connection with Ms. Hao’s and Ms.

McEvilly’s election as non-employee directors of the Board and consistent with the Non-Employee Director Compensation Policy, the Board will grant to each of Ms. Hao and Ms. McEvilly, effective August 1 and September 1, 2022, respectively, an initial award of restricted stock units (“RSUs”), with an aggregate value of $155,000 as of the date of grant which will vest annually over three years (the “Initial Award”) and a pro-rated annual award of RSUs with an aggregate value of $155,000 as of the date of grant, which will vest on the date of the Annual Meeting (the “Annual Award”), in each case, with continued vesting subject to such director’s continued service as a director on the Board. The Initial Award and the Annual Award will accelerate in full upon the consummation of a Corporate Transaction (as defined in the Company’s 2021 Equity Incentive Plan).

Each of Ms. Hao and Ms. McEvilly has also entered into the Company’s standard form of indemnity agreement, which has been filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 30, 2021 (File No. 333-255488) and is incorporated by reference herein.

A copy of the Company’s press release relating to this announcement is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release, dated August 1, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: August 1, 2022	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Chief Financial Officer